Exhibit 1.1
Execution Version

10,120,000 Shares

Performance Food Group Company

Common Stock

UNDERWRITING AGREEMENT

November 20, 2019

Credit Suisse Securities (USA) LLC
Wells Fargo Securities, LLC
As Representatives of the Several Underwriters

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentleman:

1.          Introductory.  Performance Food Group Company, a Delaware corporation (“Company”), and Credit Suisse Capital LLC (the “Forward Seller” in its capacity as seller of Underwritten Borrowed Shares (as defined below) hereunder), at the Company’s request in connection with the letter agreement dated the date hereof between the Company and the Forward Seller (such letter agreement, the “Forward Sale Agreement,” and Credit Suisse Capital LLC, in its capacity as counterparty under the Forward Sale Agreement, the “Forward Purchaser”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) equal to the number of Firm Borrowed Shares (as defined below) sold by the Forward Seller pursuant to this Agreement, confirms its agreement with each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters” and, individually, an “Underwriter”), for whom Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 10,120,000 shares of Common Stock (the “Underwritten Borrowed Shares”) and (ii) the grant by the Forward Sellers to the Underwriters, acting severally and not jointly, of the option described in Section 3(c) hereof to purchase all or any part of 1,518,000 additional shares of Common Stock (the “Borrowed Option Shares”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock.

The Underwritten Borrowed Shares and the Company Top-Up Underwritten Shares (as defined in Section 17 hereof) are herein referred to collectively as the “Firm Securities.” The Company Top-Up Underwritten Shares and the Company Top-Up Option Shares (as defined in Section 17 hereof) are herein referred to collectively as the “Top-Up Shares.” The Borrowed Option Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Optional Securities.” The Underwritten Borrowed Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Firm Securities and the Optional Securities are herein collectively referred to as the “Offered Securities”.

Pursuant to a Membership Interest Purchase Agreement, dated as of July 1, 2019 among the Company, its newly formed acquisition subsidiary, Ram Acquisition Company, LLC (the “Buyer”), Ram Holdings I, L.L.C. (“Seller 1”), Ram Holdings II, L.L.C. (“Seller 2”), Ram Holdings III, L.L.C. (“Seller 3” and, together with Seller 1 and Seller 2, the “Sellers”), Reyes Holdings, L.L.C. and Lone Oak Realty LLC (the “Real Estate Seller”) (together with all schedules and exhibits thereto, the “Acquisition Agreement”), the Buyer will acquire all of the outstanding limited liability company interests of the Reinhart Foodservice, L.L.C. (the “Target”) and certain real estate subsidiaries (collectively, the “Acquired Companies”) (the “Acquisition”).

Pursuant to a Purchase Agreement, dated as of September 16, 2019 among PFG Escrow Corporation, a Delaware corporation (the “Escrow Issuer”) and a wholly owned subsidiary of the Company, Performance Food Group, Inc., a Colorado corporation (“PFG”), PFGC, Inc., a Delaware corporation and Credit Suisse Securities (USA) LLC as representative of the initial purchasers named in Schedule A thereto, the Escrow Issuer issued $1,060 million principal amount of its 5.500% Senior Notes due 2027 (the “Debt Offering”).

2.          Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the several Underwriters, the Forward Purchaser and the Forward Seller that:

(i)          An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”), on Form S–3 (File No. 333-234758) in respect of the Offered Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, if any, each in the form heretofore delivered to you became effective upon filing with the Commission; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Offered Securities has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement related to the Offered Securities, is hereinafter called the “Basic Prospectus”; the Basic Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Offered Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented by any preliminary prospectus supplement relating to the Offered Securities immediately prior to the Applicable Time (as defined in Section 2(a)(iii) hereof), is hereinafter called the “Pricing Prospectus”; the Basic Prospectus, as supplemented by the final prospectus relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Sections 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Offered Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(ii)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter, a Forward Seller or a Forward Purchaser through the Representatives expressly for use therein;

(iii)          For the purposes of this Agreement, the “Applicable Time” is 5:15 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule B(2) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule B(1) hereto does not conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made based upon information furnished to the Company by an Underwriter, a Forward Seller or a Forward Purchaser through the Representatives specifically for use therein;

(iv)          The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter, a Forward Seller or a Forward Purchaser through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule B(1) hereto;

(v)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter, a Forward Seller or a Forward Purchaser through the Representatives expressly for use therein;

(vi)          The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus and (iii) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in the case of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, material properties, management or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); the entities listed on Schedule C hereto are the only subsidiaries, direct or indirect, of the Company and the entities listed on Schedule D hereto are the only subsidiaries, direct or indirect, of the Acquired Companies;

(vii)          Each subsidiary of the Company that is a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and collectively, the “Subsidiaries”) (i) has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has requisite power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Prospectus, and (iii) is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in the case of clauses (ii) and (iii), where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or other ownership interests of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as described in the Pricing Disclosure Package.

(viii)          Since the respective dates as of which information is given in the Pricing Prospectus, there has not been any change in the capital stock or material change in the long-term debt of the Company or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, material properties, management or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus or the Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus;

(ix)          The Company and its Subsidiaries own in fee simple all real property identified in the Registration Statement as being owned by the Company or its Subsidiaries, as applicable, and the Company and its Subsidiaries have good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except for liens on the accounts into which the gross proceeds of the Debt Offering have been, or shall be, deposited (the “Escrow Accounts”), the funds held in the Escrow Accounts (the “Escrow Funds”) and proceeds thereof (together with the Escrow Accounts and the Escrow Funds, the “Escrow Collateral”) and such as are described in the Pricing Prospectus and except for minor defects in title that do not materially interfere with the Company and its Subsidiaries’ ability to conduct their business or to utilize such assets for their intended purposes and except where the failure to have such ownership or title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution), except where the invalidity or unenforceability of any such lease would not materially interfere with the Company and its Subsidiaries’ ability to conduct their business and except where the failure to have such leasehold title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(x)          The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description of the Securities contained or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock or other ownership interests as applicable, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(xi)          The Offered Securities to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Offered Securities contained or incorporated by reference in each of the Pricing Disclosure Package and the Prospectus;

(xii)          The issuance and sale of the Offered Securities and any shares of Common Stock to be issued and delivered by the Company pursuant to the Forward Sale Agreement and the compliance by the Company with this Agreement and the Forward Sale Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) or Amended and Restated Bylaws of the Company (the “Bylaws”) or organizational documents of any of its Subsidiaries, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, except, in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by this Agreement, except for the registration under the Act of the Offered Securities, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters, except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications would not impair, in any material respect, the ability of the Company to issue and sell the Offered Securities or to consummate the transactions contemplated by this Agreement and the Forward Sale Agreement;

(xiii)          Neither the Company nor any of its Subsidiaries is (A) in violation of its Certificate of Incorporation or Bylaws or other organizational documents, as applicable, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (B), such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiv)          The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute summaries of the terms of the Securities, constitute accurate summaries of the terms of such Securities in all material respects;

(xv)          The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders of Our Common Stock,” insofar as they constitute summaries of matters of law or regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

(xvi)          The Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of PFG, enforceable against it in accordance with its terms, and, to the knowledge of the Company, the Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Sellers and the Real Estate Seller, enforceable against the Sellers and the Real Estate Seller in accordance with its terms, in each case subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. PFG is not and, to the knowledge of the Company, neither the Acquired Companies nor any non-affiliate party is, in breach of any representation, warranty or covenant except as would not have a material adverse effect on the consummation of the Acquisition.

(xvii)          Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially adversely affect their respective ability to consummate the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus; and the Company has not received notice of any such proceedings that are threatened or contemplated by governmental authorities or threatened by others;

(xviii)          Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus none of them will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) under the Investment Company Act;

(xix)          (A)(1) At the time of filing the Registration Statement, (2) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, a report incorporated by reference filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (3) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xx)          Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries and of the Acquired Companies, included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder with respect to the Company and, to the Company’s knowledge, the Acquired Companies;

(xxi)          Except as disclosed in the Pricing Prospectus, the Company maintains a system of internal controls over financial reporting (to the extent required by and as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that comply with the requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder, and, as applicable, the rules of the New York Stock Exchange (the “Exchange”) and the NASDAQ Stock Market, in each case, applicable to the Company, and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles as applied in the United States (“U.S. GAAP”); except as disclosed in the Pricing Prospectus, (A) the Company’s internal control over financial reporting is effective and (B) the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxii)          The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxiii)          This Agreement and the Forward Sale Agreement have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of the Agreement and the Forward Sale Agreement by the other parties hereto and thereto. The Forward Sale Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(xxiv)          The financial statements, including the notes and supporting schedules thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position at the dates indicated and the cash flows and results of operations for the periods indicated of the Company and its consolidated subsidiaries. To the Company’s knowledge, the consolidated financial statements of the Acquired Companies included in the Pricing Disclosure Package present fairly in all material respects the consolidated financial position at the dates indicated and the cash flows and results of operations for the periods indicated of the Acquired Companies. Such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved; and any pro forma financial information and related notes thereto included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus have been properly computed and presented on the bases described therein; and the assumptions used in preparing the pro forma financials statements or other pro forma financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Act and the Exchange Act, as applicable (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission) included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable;

(xxv)          No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of the foregoing that is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and is not so described;

(xxvi)          There are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as an exhibit as required;

(xxvii)          (A) The Company and its Subsidiaries are and have been in compliance with all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety (as affected by exposure to hazardous or toxic substances or wastes, pollutants or contaminants) or the environment, or the storage, treatment, use, discharge or disposal of hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), which includes obtaining and maintaining all permits, licenses or other approvals (collectively, “Environmental Permits”) required under such Environmental Laws to carry on the business of the Company and its Subsidiaries; (B) the Company and its Subsidiaries have not received any written notice that alleges any of them is in violation or of potentially liable under any Environmental Laws and none of the Company or its Subsidiaries nor, to the knowledge of the Company, any of their properties is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Company, threatened, under any Environmental Law or to revoke or modify any Environmental Permit held any of the Companies or its Subsidiaries; (C) to the knowledge of the Company, there has been no release, discharge or disposal of any materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyl, radon, gas, mold, electromagnetic radio frequency or microwave emissions, that are regulated pursuant to, or which could give rise to liability under, any Environmental Laws on, at, under or from any property owned, leased, or operated by any of the Company or its Subsidiaries, or any property formerly owned, operated, or leased by any of the Company or its Subsidiaries or arising out of the conduct of any of the Company or its Subsidiaries that could reasonably be expected to result in the Company incurring liability, under any Environmental Laws; and (D) to the knowledge of the Company, there are no facts, circumstances or conditions arising out of or relating to the operations of any of the Company or its Subsidiaries or any property owned, leased, or operated by any of the Company or its Subsidiaries or any property formerly owned, operated or leased by any of the Company or its Subsidiaries or any of their predecessors in interest that could reasonably be expected to require investigation, response, or corrective action, or could reasonably be expected to result in any of the Company or its Subsidiaries incurring liability, under applicable Environmental Laws, except, in the case of (A), (B), (C) and (D), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxviii)          The Company and its Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the conduct of their respective businesses does not conflict in any respect with any such rights of others, except for any such conflicts as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company and its Subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others, except for any such claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxix)          Other than as set forth in the Pricing Disclosure Package, none of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan; or (C) any violation of law or applicable qualification standards, with respect to any Plan, except, in the case of (A), (B) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Other than as set forth in the Pricing Disclosure Package, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (B) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (C) liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; or (D) the filing of a material claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment, except, in the case of (A), (B), (C) and (D), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability;

(xxx)          (A) There are no strikes or other labor disputes against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened; and (B) hours worked by and payment made to employees of the Company or any of its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable laws dealing with such matters, except, in the case of (A) and (B), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(xxxi)          The Company and its Subsidiaries possess all licenses, certificates, registrations, permits, exemptions, approvals, clearances and other authorizations issued by, and have made all declarations and filings with, all applicable authorities, including federal, state, local or foreign governmental or regulatory authorities, that are necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (collectively, “Permits”), and all such Permits are in full force and effect, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any Permit; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any Permit that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxii)          Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with;

(xxxiii)          The holders of outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Offered Securities that have not been complied with or otherwise validly waived;

(xxxiv)          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, affiliate, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder or any other applicable anti-bribery or anti-corruption law, including, without limitation, by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money or other property gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA; the Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(xxxv)          The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit, investigation or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxvi)          Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any other relevant sanctions authority (“Sanctions”); and the Company will not directly or indirectly use any of the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any country subject to Sanctions (including, without limitation, the Crimean region of the Ukraine, Cuba, Iran, North Korea, Venezuela and Syria) or (iii) in any other manner that could result in a violation by any person (including any person participating in the transaction, whether as an Underwriter, Forward Purchaser, Forward Seller, advisor, investor or otherwise) of any Sanctions;

(xxxvii)          Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities;

(xxxviii)          Nothing has come to the attention of the Company that has caused the Company to believe that the statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from estimates and sources which the Company reasonably believes are reliable and accurate in all material respects;

(xxxix)          The Company and each of its subsidiaries have filed all income and other material tax returns required to be filed through the date hereof and paid all income and other material taxes required to be paid, except (i) as otherwise disclosed in the Pricing Disclosure Package, (ii) for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP; except as otherwise disclosed in the Pricing Disclosure Package, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets; for purposes of this paragraph, taxes and tax deficiencies include all assessed taxes, and interest and penalties with respect to any of the foregoing;

(xl)          The Company and its Subsidiaries have insurance or self-insurance as are, and in amounts that, in the Company’s reasonable judgment, prudent and customary in the business in which they are engaged and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers or to provide self-insurance as may be necessary to continue its business;

(xli)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as described in the Pricing Disclosure Package, in the last five years, neither the Company nor any of its Subsidiaries has received any U.S. Food and Drug Administration (“FDA”) Form 483s or other notice of inspectional observations, warning letters, untitled letters, notices of non-compliance or similar written communications from the FDA, the U.S. Department of Agriculture, or any other state, federal or foreign governmental authority asserting material noncompliance with laws applicable to the manufacture, processing, storage, labeling, sale, marketing or transportation of the Company’s or its Subsidiaries’ products, and to the knowledge of the Company, no facts or circumstances exist that could reasonably be expected to result in such communications;

(xlii)          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them, any Underwriter, the Forward Purchaser or the Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities;

(xliii)          The Securities are listed on the Exchange;

(xliv)          The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; and

(xlv)          Except as described in the Registration Statement, the Pricing Prospectus or the Prospectus, (i) there has been no security breach or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective tenants, employees, vendors and any third party data maintained on behalf of them), equipment or technology (collectively, “IT Systems and Data”) (ii) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (iii) the Company is presently in compliance with all applicable laws, statutes, rules or regulations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Company has implemented backup and disaster recovery technology consistent with generally accepted industry standards and practices.

3.          Purchase, Sale and Delivery of Offered Securities.  (a) Subject to the terms and conditions herein set forth, (x) each of the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Company (with respect to any Company Top-Up Underwritten Shares) agrees to issue (in the case of the Company) and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company or the Forward Seller, as applicable, at a purchase price per share of $42.70, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and (y) in addition, the Underwriters shall have the right to purchase up to 1,518,000 Optional Securities from the Forward Seller at the purchase price per share set forth in clause (x), for the sole purpose of covering sales of shares in excess of the number of Firm Securities; provided that the amount paid by the Underwriters for any Optional Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on such Optional Securities (the “Option Purchase Price”). The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part not later than 30 calendar days after the date of this Agreement by written notice to the Company and the Forward Seller. Such exercise notice shall specify the number of Optional Securities to be purchased by the Underwriters and the date on which such shares are to be purchased (an “Option Closing Date”); provided that such Option Closing Date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice.

(i)          On such Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Optional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

(b)          Conditions to Borrow. If with respect to the Borrowed Shares (i) any of the conditions to effectiveness of a Forward Sale Agreement set forth therein have not been satisfied at the Closing Date or the applicable Option Closing Date, as the case may be; (ii) the Company has not performed all of its obligations required to be performed by them under this Agreement on or prior to the Closing Date or the applicable Option Closing Date, as the case may be; or (iii) any of the conditions set forth in Section 8 hereof have not been satisfied on or prior to the Closing Date or the applicable Option Closing Date, as the case may be (clauses (i) through (iii), together, the “Conditions”), the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date by such Forward Seller hereunder. In addition, in the event that a Forward Purchaser determines in good faith, after using commercially reasonable efforts, that (A) it or its affiliate, as Forward Seller, is unable to borrow and deliver, on the Closing Date or any Option Closing Date, for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date by such Forward Seller hereunder or (B) such Forward Seller would incur a stock loan cost of more than a rate equal to 300 basis points per annum to do so, then, in each case, such Forward Seller shall only be required to deliver for sale to the Underwriters on such date the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost. If a Forward Seller elects pursuant to this paragraph not to borrow and deliver for sale to the Underwriters at the Closing Date or any Option Closing Date any or all of the Borrowed Shares otherwise deliverable on such date by it hereunder, then such Forward Seller shall notify the Company no later than 5:00 p.m., New York City time, on the business day immediately preceding the Closing Date or such Option Closing Date, as the case may be.

4.          Upon the authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

5.          (a) The Offered Securities to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Forward Seller (with respect to the Borrowed Shares) or the Company (with respect to any Top-Up Shares) to the Representatives, through the facilities of the DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Forward Seller (with respect to the Borrowed Shares) or the Company (with respect to any Top-Up Shares) to the Representatives at least forty-eight hours in advance.  To the extent the Offered Securities are delivered in certificated form and not in book-entry form through the facilities of DTC, the Forward Seller (with respect to the Borrowed Shares) or the Company (with respect to any Top-Up Shares) will cause the certificates representing the Offered Securities to be made available for checking and packaging at least twenty-four hours prior to the applicable Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:00 a.m., New York time, on November 25, 2019 or such other time and date as the Representatives and the Forward Seller (with respect to the Borrowed Shares) or the Company (with respect to any Top-Up Shares) may agree upon in writing, and, with respect to the Optional Securities, 9:00 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or such other time and date as the Representatives and the Forward Seller (with respect to the applicable Borrowed Shares) or the Company (with respect to any Top-Up Shares) may agree upon in writing.  Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Offered Securities and any additional documents requested by the Underwriters, the Forward Purchaser and the Forward Seller pursuant to Section 9(l) hereof will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Offered Securities will be delivered through the facilities of DTC in the case of book-entry shares or at the Designated Office in the case of certificated Offered Securities, all at such Time of Delivery.  A telephonic meeting will be held at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

6.          The Company agrees with each of the Underwriters, the Forward Purchaser and the Forward Seller:

(a)          To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery, which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act in connection with the offering or sale of the Offered Securities within the time required by such Rule; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Offered Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Offered Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and, in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense (except when an Underwriter is responsible for such expense as provided in the last clause of Section 6(c) hereof), as may be necessary to permit offers and sales of the Offered Securities by the Underwriters (any references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)          Promptly from time to time to take such action as you may reasonably request to qualify the Offered Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Securities, provided that in connection therewith the Company shall not be required to register or qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(c)          Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters, the Forward Seller and the Forward Purchaser with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities (whose name and address the Representatives shall furnish to the Company) an amended Prospectus or a supplement to the Prospectus which will correct such untrue statement or omission or effect such compliance; if at any time prior to any Time of Delivery any event shall have occurred as a result of which the Pricing Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Pricing Disclosure Package is delivered, not misleading, or, if it is necessary during such same period to amend or supplement the Pricing Disclosure Package or to file under the Exchange Act any document incorporated by reference in the Pricing Disclosure Package in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter, Forward Seller and Forward Purchaser and to any dealer in securities (whose name and address the Representatives shall furnish to the Company) such amendments or supplements to the Pricing Disclosure Package which will correct such untrue statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, Forward Seller or Forward Purchaser to prepare and deliver to such Underwriter, Forward Seller or Forward Purchaser an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)          To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)          During the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, make any short sale, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Offered Securities (except for any Registration Statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan), including but not limited to any options or warrants to purchase shares of Securities or any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise (other than (v) transactions under or pursuant to the Forward Sale Agreement, including the issuance and transfer, if any, of shares of Common Stock to the Forward Purchaser, (w) the Offered Securities to be sold hereunder, (x) the Offered Securities or any such substantially similar securities to be issued pursuant to employee incentive plans existing as of the date of this Agreement (including, for the avoidance of doubt, the 2015 Omnibus Incentive Plan and any long-term incentive awards disclosed in the Pricing Disclosure Package), (y) the Offered Securities or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and (z) the issuance of up to 5% of the outstanding shares of Securities or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, provided that each person to whom such shares are issued executes an agreement substantially to the effect set forth in Exhibit A hereto, and the filing of a registration statement with respect thereto), without the prior written consent of the Representatives;

(f)          If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(g)          During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission;

(h)          To use the net proceeds received by it, if any, upon settlement of the Forward Sale Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)          To use its best efforts to maintain the listing of the Offered Securities and any shares of Common Stock issued and delivered pursuant to the Forward Sale Agreement on the Exchange;

(j)          To pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) under the Act (without regard to the proviso to Rule 456(b)(1)(i)) and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(k)          In connection with entering into any Forward Sale Agreement, the Company will not acquire any long position (either directly or indirectly, including through an Affiliate or through a derivative transaction) with respect to shares of Common Stock. For purposes of the foregoing, "Affiliate" means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with such person or entity.  For purposes of this definition, “control” when used with respect to any person or entity means ownership of 50% or more of the voting power or value of such person or entity.

7.          (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter, the Forward Purchaser and the Forward Seller represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute a free writing prospectus that would be required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule B(1) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter, the Forward Purchaser and the Forward Seller an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter, Forward Seller or Forward Purchaser through the Representatives expressly for use therein.

8.          The Company covenants and agrees with the several Underwriters, the Forward Purchaser and the Forward Seller that:

(a)          the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Offered Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, Forward Purchaser, Forward Seller and dealers; (ii) the cost of printing or producing any agreement among Underwriters, the Forward Purchaser, the Forward Seller, the Forward Sale Agreement, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Offered Securities; (iii) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws as provided in Section 6(b) hereof; (iv) all fees and expenses in connection with listing or maintaining the listing of the Offered Securities on the Exchange; (v) the filing fees incident to any required review by FINRA of the terms of the sale of the Offered Securities and (vi) the reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $10,000 in connection with the review by FINRA and the qualification of the Offered Securities for offering and sale under state securities laws and in connection with any Blue Sky survey; and

(b)          the Company will pay or cause to be paid (i) the cost of preparing stock certificates, if applicable; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other reasonable costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Company paying the remaining 50% of the cost).  Except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Offered Securities by them, and any advertising expenses connected with any offers they may make.

9.          The obligations of the Underwriters, the Forward Seller and the Forward Purchaser hereunder, as to the Offered Securities to be delivered at each Time of Delivery, shall be subject to the condition that all representations and warranties and other statements of the Company herein are, on the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)          Latham & Watkins LLP, counsel for the Underwriters shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(c)          Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, shall have furnished to you its written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you;

(d)          On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP, the Company’s independent public accounting firm and the Acquired Companies’ independent public accounting firm, shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you (and the specified date referred to in the comfort letters shall be a date no more than three days prior to the applicable Time of Delivery);

(e)          Except as disclosed in the Pricing Disclosure Package, since the date of the latest financial statements included or incorporated by reference in the Pricing Disclosure Package and Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), business, material properties, management or results of operations of the Acquired Companies, the Company and the Company’s consolidated subsidiaries taken as a whole, and the effect of which, in any such case described in this clause 9(f), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(f)          On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives  makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)          The Offered Securities to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(h)          The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule E hereto, substantially to the effect set forth in Exhibit A hereto;

(i)          The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(j)          The Company shall have furnished or caused to be furnished to you at such Time of Delivery, certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this Section 9; and

10.          (a) The Company will indemnify and hold harmless each Underwriter, Forward Purchaser and Forward Seller each of their respective affiliates, directors, officers and employees and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of the Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, Forward Purchaser or Forward Seller, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of the Act and the Exchange Act, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (which, for the avoidance of doubt, shall include any “road show” (as defined in Rule 433 under the Act) that is a written communication and that is made to investors by the Company (whether in person or electronically) in connection with the issuance and sale of the Offered Securities pursuant to this Agreement), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, Forward Purchaser, Forward Seller, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of the Act and the Exchange Act, for any legal or other expenses reasonably incurred by such Underwriter, Forward Purchaser or Forward Seller, its respective affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information.

(b)          Each Underwriter, Forward Purchaser and Forward Seller will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities to which the Company, its directors, officers and each person, if any, who controls, as of the date hereof, the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by the Company, its directors, officers and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred.  As used in in this Underwriting Agreement with respect to an Underwriter, Forward Purchaser or Forward Seller and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by any Underwriter, Forward Purchaser or Forward Seller through the Representatives specifically for use therein; it being understood and agreed upon that the only such information consists of the following information in the Preliminary Prospectus and the Prospectus furnished on behalf of each Underwriter, Forward Purchaser or Forward Seller: (i) the thirteenth and fourteenth paragraphs of text under the caption “Underwriting” in the Prospectus, concerning stabilizing transactions, penalty bids and purchases to cover positions created by short sales by Underwriters and (ii) the fifteenth paragraph of text under the caption “Underwriting” in the Prospectus concerning the electronic availability of the prospectus.

(c)          Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 10 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defences) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defences available to it that are different from or in addition to those available to the indemnifying party or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representatives of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, Forward Purchaser and Forward Seller on the other from the offering of the Offered Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, Forward Purchaser and Forward Seller on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters, Forward Purchaser and Forward Seller on the other shall be deemed to be in the same proportion as (x) the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company (which net proceeds shall include the proceeds that would be received by the Company pursuant to the Forward Sale Agreement assuming Physical Settlement (as such term is defined in the Forward Sale Agreement) bear to (y) the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, and (z) in the case of the Forward Seller and Forward Purchaser, the aggregate Spread (as defined in the Forward Sale Agreement) retained by the Forward Purchaser under the Forward Sale Agreement, net of any costs associated therewith, as reasonably determined by the Forward Seller.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters, Forward Purchaser and Forward Seller on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the Underwriters, the Forward Purchaser and Forward Seller agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter, Forward Purchaser or Forward Seller shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter, Forward Purchaser or Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’, Forward Purchaser‘s and Forward Seller‘s obligations in this subsection (d) to contribute are several in proportion to their respective underwriting or other obligations and not joint.

(e)          The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter, Forward Purchaser and Forward Seller and each person, if any, who controls any Underwriter, Forward Purchaser or Forward Seller within the meaning of the Act and each broker-dealer affiliate of any Underwriter, Forward Purchaser or Forward Seller; and the obligations of the Underwriters, Forward Purchaser and Forward Seller under this Section 10 shall be in addition to any liability which the respective Underwriters, Forward Purchaser and Forward Seller may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

11.          (a) If any Underwriter shall default in its obligation to purchase the Offered Securities that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Offered Securities on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Offered Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Offered Securities, or the Company notifies you that it has so arranged for the purchase of such Offered Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Offered Securities.

(b)          If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Offered Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Offered Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Offered Securities which such Underwriter agreed to purchase hereunder) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Offered Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Offered Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Offered Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.          The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company and the several Underwriters, Forward Purchaser and Forward Seller, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, Forward Purchaser or Forward Seller, its affiliates, directors, officers and employees and each person who controls any Underwriter, Forward Purchaser or Forward Seller, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Offered Securities.

13.          If this Agreement shall be terminated pursuant to Section 9(g)(i), Section 9(g)(iii)-(v) or Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason any Offered Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Offered Securities not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14.          In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

15.          In accordance with the requirements of the USA Patriot Act (Title III of Pub.  L. 107-56 (signed into law October 26, 2001)), the Underwriters, Forward Purchaser and Forward Seller are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters, Forward Purchaser and Forward Seller to properly identify their respective clients.

16.          Recognition of the U.S. Special Resolutions Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(b):

(i)          “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)          “Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)          “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)          “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Facsimile: (212) 325-4296, Attention: IBCM-Legal; and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Facsimile: (212) 214-5918, Attention: Equity Syndicate Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: A. Brent King, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Facsimile: (917) 777-2439, Attention: Laura A. Kaufmann; and if to any of the parties that has delivered a lock-up letter described in Section 9(i) hereof shall be delivered or sent by mail to the respective address provided in Schedule E hereto or such other address as such party provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request; provided further that notices under Section 6(e) hereto shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you at Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Facsimile: (212) 325-4296, Attention: IBCM-Legal and Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Facsimile: (212) 214-5918, Attention: Equity Syndicate Department.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

17.          Issuance in Lieu of Borrowed Shares. (a) In the event that (i) a Forward Seller elects not to borrow Shares pursuant to the first sentence of Section 3(b) hereof, or (ii) a Forward Purchaser determines in good faith, after using commercially reasonable efforts, that (A) it or its affiliate, as Forward Seller, is unable to borrow and deliver, on the Closing Date or any Option Closing Date, as the case may be, for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date by such Forward Seller hereunder or (B) such Forward Seller would incur a stock loan cost of more than a rate equal to 300 basis points per annum to do so, then, in each case, upon notice by such Forward Seller to the Company (which notice shall be delivered no later than 5:00 p.m., New York City time, on the business day immediately preceding the Closing Date or such Option Closing Date, as the case may be), the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, on the Closing Date or such Option Closing Date, as the case may be, an aggregate number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date by the applicable Forward Seller hereunder that such Forward Seller is not required to so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company or the Representatives shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for one business day in order to effect any required changes in any documents or arrangements. Any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 17(a) in lieu of any Borrowed Shares are referred to herein as the “Company Top-Up Underwritten Shares,” and (ii) any shares of Common Stock sold by the Company to the Underwriters pursuant to this Section 17(a) in lieu of Borrowed Shares are referred to herein as the “Company Top-Up Optional Shares.”

(b) A  Forward Seller shall not have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) any of the relevant Conditions is not satisfied on or prior to the Closing Date or any Option Closing Date, as the case may be, and such Forward Seller validly elects pursuant to the first sentence of Section 3(b) hereof not to deliver and sell to the Underwriters the Borrowed Shares otherwise deliverable on such date by such Forward Seller hereunder, or (ii) the relevant Forward Purchaser determines in good faith, after using commercially reasonable efforts, that (A) such Forward Seller is unable to borrow or deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Shares otherwise deliverable on such date by such Forward Seller hereunder or (B) such Forward Seller would incur a stock loan cost of more than a rate equal to 300 basis points per annum to do so (it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct).

Representations and Warranties of the Forward Seller. The Forward Seller represents and warrants to, and covenants with, the Company and each Underwriter as follows:
(a)          This Agreement has been duly authorized, executed and delivered by the Forward Seller, and, as of the Closing Date and each Option Closing Date, if any, such Forward Seller will have the full right, power and authority to sell, transfer and deliver the Borrowed Shares it is required to deliver on such date, to the extent it is required to transfer and deliver such Borrowed Shares hereunder.

(b)          The Forward Sale Agreement entered into by such Forward Seller or its affiliate, as applicable, as Forward Purchaser has been duly authorized, executed and delivered by such Forward Purchaser, and assuming due authorization, execution and delivery of such Forward Sale Agreement by the Company, constitutes a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except his enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)          At the Closing Date and each Option Closing Date, if any, such Forward Seller will have the full power, right and authority to sell and deliver to the several Underwriters and will have the free and unqualified right to transfer the number of Borrowed Shares that it is required to deliver on such date to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party other than restrictions arising under or pursuant to the Company’s charter or by-laws or Delaware law; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from such Forward Seller, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party other than restrictions arising under or pursuant to the Company’s charter or by-laws or Delaware law.

19.          This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, Forward Purchaser or Forward Seller, the Company, and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, Forward Purchaser or Forward Seller, its affiliates, directors, officers and employees and each person who controls any Underwriter, Forward Purchaser or Forward Seller and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

20.          Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

21.          The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company (with respect to any Top-Up Shares) or the Forward Seller (with respect to any Borrowed Shares), on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter, Forward Purchaser and Forward Seller is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter, Forward Purchaser or Forward Seller has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Purchaser or Forward Seller has advised or is currently advising the Company on other matters or any other obligation to the Company except the obligations expressly set forth in this Agreement) and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, Forward Purchaser, Forward Seller, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

22.          This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Underwriters, the Forward Purchaser and the Forward Seller, or any of them, with respect to the subject matter hereof.

23.          This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.  The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

24.          The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25.          This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

26.          Without limiting the applicability of Section 3 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Offered Securities being sold by the Company, the Offered Securities being sold to such Underwriter shall not include any shares of Securities attributable to such client (with any such shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.

27.          Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters, Forward Purchaser or Forward Seller imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, the Forward Seller and the Forward Purchaser, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters, the Forward Seller and the Forward Purchaser is pursuant to the authority set forth in a form of Agreement among Underwriters, the Forward Seller and the Forward Purchaser, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature page follows]

Performance Food Group Company

By:	/s/ James D. Hope
Name:	James D. Hope
Title:	Executive Vice President, Chief Financial Officer

[Signature page - Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above
written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Justin Sterling
Name:	Justin Sterling
Title:	Director

Acting on behalf of itself and as a
Representative of the several Underwriters.

CREDIT SUISSE CAPITAL LLC, as Forward Purchaser

By:	/s/ Bik Kwan Chung
Name:	Bik Kwan Chung
Title:	Authorized Signatory

By:	/s/ Shul Wong
Name:	Shul Wong
Title:	Authorized Signatory

CREDIT SUISSE CAPITAL LLC, as Forward Seller

By:	/s/ Bik Kwan Chung
Name:	Bik Kwan Chung
Title:	Authorized Signatory

By:	/s/ Shul Wong
Name:	Shul Wong
Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Chris Flouhouse
Name:	Chris Flouhouse
Title:	Managing Director

Acting on behalf of itself and as a
Representative of the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Securities to be Purchased
Credit Suisse Securities (USA) LLC	2,783,000
Wells Fargo Securities, LLC	2,783,000
BofA Securities, Inc.	910,800
J.P. Morgan Securities LLC	910,800
Barclays Capital Inc.	910,800
BMO Capital Markets Corp.	910,800
Capital One Securities, Inc.	506,000
Morgan Stanley & Co. LLC	303,600
Rabo Securities USA, Inc.	101,200
Total	10,120,000

A-1

SCHEDULE B

1.          Issuer Free Writing Prospectuses (not included in the Pricing Disclosure Package)

None.

2.          Information Included in the Pricing Disclosure Package

The following information is also included in the Pricing Disclosure Package:

The number of shares purchased by the Underwriter is 10,120,000.

The initial price to the public of the Offered Securities is $44.25.

B-1

SCHEDULE C

Subsidiaries

AFFLINK Holding Corporation
AFFLINK, LLC
Continental Concession Supplies, LLC
Eby-Brown Company, LLC
Eby-Brown Transportation, LLC
Foodservice Purchasing Group, LLC
Fox River Foods, Inc.
FRF Transport, Inc.
Institution Food House, Inc.
Kenneth O. Lester Company, Inc.
Liberty Distribution Company, LLC
NDA Marketing, Inc.
Old Hickory Logistics, LLC
Performance Transportation, LLC
PFG PFS, LLC
PFG Specialty, Inc.
PFG Transco, Inc.
PFST Holding Co.
T.F. Kinnealey & Co., Inc.
Vend Catering Supply, Inc.
Vistar Transportation, LLC

C-1

SCHEDULE D

Subsidiaries

Reinhart Foodservice, L.L.C.
Reinhart Transportation, LLC
Mississippi Valley Freight Service, LLC
Reinhart Louisiana Holdings, L.L.C.
Reinhart Foodservice Louisiana, L.L.C.
Reinhart International, L.L.C.
Reinhart Shared Services, L.L.C.
Lone Elm – Omaha, L.L.C.
Lone Oak – Bowling Green, L.L.C.
Lone Oak – Cincinnati, L.L.C.
Lone Oak – Coal Township, L.L.C.
Lone Oak – Detroit, L.L.C.
Lone Oak – Essex, L.L.C.
Lone Oak – Harahan, L.L.C.
Lone Oak – Kansas City, L.L.C.
Lone Oak – Mt. Pleasant, L.L.C.
Lone Oak – Oak Creek, L.L.C.
Lone Oak – Rogers, L.L.C.
Lone Oak – Shawano, L.L.C.
Lone Oak – Shreveport, L.L.C.
Lone Oak – Springfield, L.L.C.
Lone Oak – Suffolk, L.L.C.
Lone Oak – Taunton, L.L.C.
Lone Oak – Vermont, L.L.C.

D-1

SCHEDULE E

Lock-up Parties

Meredith Adler
Donald S. Bulmer
William F. Dawson Jr.
Erika T. Davis
Manuel A. Fernandez
Kimberly S. Grant
Patrick T. Hagerty
George Holm
James D. Hope
Craig H. Hoskins
A. Brent King
Jeffrey M. Overly
Randall N. Spratt

E-1

Exhibit A

Form of Lock-Up

[•]

Performance Food Group Company
12500 West Creek Parkway
Richmond, VA 23238

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentleman:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Performance Food Group Company, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), of common stock, $0.01 per share par value, of the Company (the “Securities”) pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.  To the extent there are no additional Underwriters listed on Schedule A to the Underwriting Agreement other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

As an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 60 days after the Public Offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period has expired

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Securities (i) by will or intestacy, (ii) as a bona fide gift or gifts, (iii) to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) to any immediate family member or other dependent, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) pursuant to an order of a court or regulatory agency, (vii) from an executive officer to the Company upon death, disability or termination of employment, in each case, of such executive officer, (viii) to the Company (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares of capital stock granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package, where any shares of capital stock of the Company received by the undersigned upon any such exercise will be subject to the terms of this Lock-Up Agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares of capital stock of the Company or the vesting of any restricted stock awards granted by the Company pursuant to employee benefit plans or arrangements described in the Pricing Disclosure Package, in each case on a “cashless” or “net exercise” basis, where any Securities received by the undersigned upon any such exercise or vesting will be subject to the terms of this Lock-Up Agreement, and/or (ix) with the prior written consent of Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC; provided that:

(1) in the case of each transfer or distribution pursuant to clauses (ii) through (v) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein; and (b) any such transfer or distribution shall not involve a disposition for value; and

(2) in the case of each transfer or distribution pursuant to clauses (ii) through (v) and (viii) above, no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of capital stock of the Company shall be voluntarily made during the Lock- Up Period, and if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Securities shall be required during the Lock-Up Period (a) the undersigned shall provide Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such transfer was not for value and that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein and shall include a statement describing the nature of the transfer or distribution to which the filing relates.

Notwithstanding anything herein to the contrary, the undersigned  may (1) make sales pursuant to a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act prior to the date of this Lock-Up Agreement, provided that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the Lock-Up Period shall state that such sales have been executed under a written trading plan pursuant to Rule 10b5-1 under the Exchange Act, [and] (2) enter into any written trading plan established pursuant to Rule 10b5-1 of the Exchange Act provided that no sales of Securities shall be made pursuant to such 10b5-1 Plan prior to the expiration of the 60-day restricted period, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period; [and (3) grant and maintain a bona fide lien or security interest in, pledge, hypothecate or encumber any Securities (in an amount not to exceed $4,200,000 aggregate amount) beneficially owned by the undersigned in connection with a loan to the undersigned, provided that no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Lock-Up Period]1.

1 Clause (3) for George Holm only.

 In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.A

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before December 31, 2019.  This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]